Exhibit 99.1

Ebix Reports Record QUARTERLY RESULTS WITH OPERATING CASH FLOW OF $30.7 MILLION, Revenues of $80.0M and Diluted EPS of $0.76; Full Year Revenues Rose 12% to $298.3M and Diluted EPS Rose 25% to $2.86

JOHNS CREEK, GA - February 28, 2017 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported fiscal 2016 fourth quarter (Q4 2016) and full year results for the periods ended December 31, 2016. Ebix will host a conference call to review its results today at 11:00 a.m. EST (details below).

Ebix delivered the following results for the fourth quarter and full year of 2016:

Revenue: Total Q4 2016 revenue rose 14% to $80.0 million, compared to $70.2 million in Q4 2015 and increased 7% over Q3 2016 revenue of $74.6 million. The revenue improvement reflected strong growth from the RCS Channel and a number of key exchange initiatives - namely Reinsurance, Health E-commerce, P&C and Life underwriting exchanges.

Full year 2016 revenue rose 12% to $298.3 million, compared to $265.5 million in 2015. On a constant currency basis, full year 2016 revenue rose 14% to $301.6 million.

Exchanges continued to be Ebix’s largest channel, accounting for 69% of the Company's Q4 2016 and full year 2016 Revenue.

(dollar amounts in thousands)
Channel	Q4 2016	Q4 2015	Change	2016	2015	Change
Exchanges	$ 55,003	$ 51,034	+8%	$ 206,427	$ 190,746	+8%
Broker Systems	3,451	3,414	+1%	14,105	14,481	-3%
Risk Compliance Solutions (RCS)	20,707	14,699	+41%	74,196	55,917	+33%
Carrier Systems	885	1,057	-16%	3,566	4,338	-18%
Total Revenue	$ 80,046	$ 70,204	+14%	$ 298,294	$ 265,482	+12%

Total Revenue on Constant Currency Basis	$ 80.0M	$ 70.2M	+14%	$ 301.6M	$ 265.5M	+14%

Earnings per Share: Q4 2016 diluted EPS increased 17% to $0.76 from $0.65 in Q4 2015. Full year 2016 diluted EPS increased 25% to $2.86 from $2.28 in 2015. The improvements reflect higher net income and the benefit of ongoing share repurchase activity.

Operating Cash: Cash generated from operations rose 27% to $30.7 million in Q4 2016, compared to $24.2 million in Q4 2015. Operating cash flow rose 72% to $83.7 million in 2016, compared to $48.7 million in 2015.

Operating Income and Margins: Q4 2016 operating margins were 35%, a decrease over Q4 2015 margins of 37% but a sequential improvement over Q3 2016 margins of 33%. Operating income for Q4 2016 rose 7% to $27.7 million as compared to $25.8 million in Q4 2015.

Exhibit 99.1

Full year 2016 operating margins were at 34%. Operating income for 2016 rose 13% to $100.3 million as compared to $88.7 million in 2015.

Net Income: Q4 2016 net income rose 12% to $24.6 million, compared to $21.9 million in Q4 2015. Net income increased 18%, to $93.8 million in 2016, compared to $79.5 million in 2015.

Share Outstanding and Repurchases: Ebix repurchased 382,064 shares of its common stock in Q4 2016 for cash consideration of $22.4 million and repurchased 1,479,454 shares of its common stock for cash consideration of $65.3 million in the full year 2016. Reflecting its repurchase activity, Ebix’s weighted average diluted shares outstanding decreased to 32.5 million in Q4 2016 compared to 33.9 million in Q4 2015 and decreased to 32.9 million in 2016 compared to 34.9 million in 2015.

The Company also disclosed that year to date in 2017, it has repurchased an additional 594,048 shares for cash consideration of $34.17 million.

Q1 & Q2 2017 Diluted Share Counts: Based on share repurchases completed to date, Ebix expects its diluted share count to be approximately 32.0 million in Q1 2017 and 31.7 million in Q2 2017.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2016 for a total cost of $2.4 million.

Ebix Chairman, and CEO Robin Raina said, “2016 was the 17th consecutive year of revenue and EPS growth for the Company and Q4 2016 was a record quarter for revenue, EPS and operating cash flows. That in our view speaks to the fundamentals and consistency of our business model. We are clearly excited with the momentum that we have generated in the business and are pleased to finish 2016 on a strong note.”

Robin added, “We are at the advance stages of review on several acquisition opportunities that should contribute to our 2017 results, if we close these transactions after completing our review. Also, we have agreed on a number of large value business contracts that are likely to start contributing to our top line in 2017. As a result of this pipeline of business development, we believe that we are well positioned for another solid year in 2017.”

Robin said, “In contemplating M&A opportunities, Ebix is guided by discipline, flexibility and our dual mandates of profitability and growth. We contemplate dozens of transactions each year but will not waver in abandoning a prospective acquisition if at any point our due diligence identifies issues related to potential synergy, business model, valuation or financing. This disciplined approach has served Ebix and its shareholders well over the long haul, as evidenced by strong operating cash flows and margins, and therefore we remain committed to our proven model.”

Sean Donaghy, Ebix’s CFO said “The Company continues to produce robust operating cash flows, generating $30.7 million during Q4 of 2016. Our financial position remains strong with $117 million in aggregate cash, cash equivalents, and short-term cash deposit investments. Combined with available borrowing of $212 million under our syndicated bank facility, the Company presently has access to approximately $ 329 million of cash to support continued organic and acquisitive growth as well as opportunistic share repurchases.”

Conference Call Details:

Call Date/Time:	Tuesday, February 28, 2017 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID #64272751
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_15_q4 after 2:00 p.m. EST on Feb 28th

Exhibit 99.1

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company's website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Exhibit 99.1

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:
Darren Joseph
Ebix, Inc.
678-281-2020
djoseph@ebix.com

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Operating revenue	$80,046	$70,204	$298,294	$265,482
Operating expenses:

Cost of services provided	22,522	16,444	85,128	72,437
Product development	8,068	8,029	32,981	30,702
Sales and marketing	4,467	4,122	17,469	14,917
General and administrative (net)	14,670	13,083	51,689	48,078
Amortization and depreciation	2,658	2,702	10,746	10,634
Total operating expenses	52,385	44,380	198,013	176,768

Operating income	27,661	25,824	100,281	88,714
Interest income	632	64	1,851	231
Interest expense	(1,995)	(1,909)	(7,376)	(4,311)
Non-operating income - (loss)	—	—	1,162	—
Foreign currency exchange gain (loss)	(839)	(354)	13	2,005
Income before income taxes	25,459	23,625	95,931	86,639
Income tax expense	(516)	(1,696)	(1,637)	(7,106)
Net income including noncontrolling interest	24,943	21,929	94,294	79,533
Net income attributable to noncontrolling interest	314	—	447	—
Net income attributable to Ebix, Inc.	$24,629	$21,929	$93,847	$79,533

Basic earnings per common share	$0.76	$0.65	$2.88	$2.29

Diluted earnings per common share	$0.76	$0.65	$2.86	$2.28

Basic weighted average shares outstanding	32,279	33,678	32,603	34,668

Diluted weighted average shares outstanding	32,483	33,931	32,863	34,901

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$114,118	$57,179
Short-term investments	3,105	1,538
Restricted cash	17,217	—
Trade accounts receivable, less allowances of $2,833 and $3,388, respectively	62,713	47,171
Other current assets	12,716	10,942
Total current assets	209,869	116,830
Property and equipment, net	37,061	34,088
Goodwill	441,404	402,259
Intangibles, net	41,336	51,848
Indefinite-lived intangibles	30,887	30,887
Capitalized software development costs, net	5,955	3,489
Deferred tax asset, net	31,345	23,732
Other assets	5,898	12,856
Total assets	$803,755	$675,989
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$44,855	$23,043
Accrued payroll and related benefits	7,474	4,932
Short term debt, net of deferred financing costs of $136 and $0, respectively	12,364	—
Contingent liability for accrued earn-out acquisition consideration	1,921	1,706
Current portion of long term debt and capital lease obligation, net of discount of $0 and $3, respectively	9	606
Deferred revenue	22,564	20,519
Current deferred rent	281	232
Other current liabilities	244	228
Total current liabilities	89,712	51,266
Revolving line of credit	154,029	206,465
Long term debt and capital lease obligation, less current portion, net of deferred financing costs of $452 and $0, respectively	105,824	35
Contingent liability for accrued earn-out acquisition consideration	6,589	2,571
Deferred revenue	1,886	1,968
Long term deferred rent	1,009	1,381
Other liabilities	6,070	3,332
Total liabilities	365,119	267,018

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2016 and 2015	—	—
Common stock, $.10 par value, 60,000,000 shares authorized, 32,093,294 issued and outstanding at December 31, 2016 and 33,416,110 issued and outstanding at December 31, 2015	3,209	3,342
Additional paid-in capital	—	57,120
Treasury stock (no shares as of December 31, 2016 and December 31, 2015)	—	—

Exhibit 99.1

Retained earnings	457,364	378,787
Accumulated other comprehensive loss	(33,677)	(30,278)
Total Ebix, Inc. stockholders’ equity	426,896	408,971
Noncontrolling interest	11,740	—
Total stockholders' equity	$438,636	$408,971
Total liabilities andstockholders’ equity	$803,755	$675,989

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
	(in thousands)
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$93,847	$79,533	$63,558
Net income attributable to noncontrolling interest	447	—	—
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,746	10,634	9,681
Provision for doubtful accounts	1,515	3,111	1,600
Provision for deferred taxes, net of acquisitions and effects of currency translation	(6,410)	(10,143)	(1,966)
Unrealized foreign exchange (gain)/losses	32	(1,743)	(741)
Gain on investment interest in IHC/Ebix joint venture	(1,162)	—	—
Amortization of capitalized software development costs	1,116	—	—
Unrealized gain on put option	—	—	(296)
Share-based compensation	2,794	1,821	1,792
Debt discount amortization on convertible debt	—	17	35
Reduction of acquisition earn-out contingent liability	(1,344)	(1,533)	(10,237)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(12,659)	(7,320)	(1,530)
Other assets	(1,034)	(3,834)	(4,765)
Accounts payable and accrued expenses	(3,703)	(19,895)	14,670
Accrued payroll and related benefits	170	(60)	1,811
Deferred rent	(234)	(656)	(324)
Reserve for potential uncertain income tax return positions	490	95	(9,723)
Liability - securities litigation settlement	—	(690)	(3,528)
Other liabilities	(3,039)	1,111	(221)
Deferred revenue	2,176	(1,762)	(1,306)
Net cash provided by operating activities	83,748	48,686	58,510
Cash flows from investing activities:
Investment in IHAC, Inc., d.b.a Hope Health ("Hope")	(1,643)	—	—
Investment in Wdev Solucoes em Technologia SA, net of cash acquired	(6,320)	—	—
Investment in Via Media Health, net of cash acquired	—	(1,000)	—
Investment in P.B. Systems, net of cash acquired	—	(11,475)	—
Investment in Ebix Health Solutions, LLC Joint Venture, net of cash acquired	(696)	(6,000)	—
Investment in CurePet, net of cash acquired	—	—	3
Investment in Healthcare Magic, net of cash acquired	—	—	(5,856)
Investment in Vertex, net of cash acquired	—	—	(27,547)
Investment in Oakstone, net of cash acquired	—	—	(23,791)
Investment in I3, net of cash acquired	—	—	(2,000)
Payment of acquisition earn-out contingency, Taimma	—	—	(2,250)

Exhibit 99.1

Payment of acquisition earn-out contingency, Trisystems	—	—	(563)
Purchases of marketable securities	(2,115)	(1,435)	—
Maturities of marketable securities	—	—	495
Capitalized software development costs	(3,988)	(3,489)	—
Capital expenditures	(5,977)	(13,994)	(16,277)
Net cash used in investing activities	(20,739)	(37,393)	(77,786)
Cash flows from financing activities:
Proceeds from / (Repayment) to line of credit, net	(52,436)	86,000	97,625
Proceeds from term loan	125,000	—	—
Principal payments on term loan obligation	(6,250)	(642)	(31,938)
Repurchase of common stock	(59,784)	(81,653)	(31,854)
Payments of long term debt	(600)	—	(345)
Payments for capital lease obligations	(5)	(10)	(231)
Excess tax benefit from share-based compensation	—	463	(3,200)
Proceeds from exercise of common stock options	824	2,209	788
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(998)	(2,202)	(41)
Shares reacquired in connection with put option	—	—	(3,535)
Dividends paid	(9,829)	(10,472)	(11,406)
Net cash provided (used) by financing activities	(4,078)	(6,307)	15,863
Effect of foreign exchange rates on cash and cash equivalents	$(1,992)	$(107)	$(961)
Net change in cash and cash equivalents	56,939	4,879	(4,374)
Cash and cash equivalents at the beginning of the year	$57,179	$52,300	$56,674
Cash and cash equivalents at the end of the year	$114,118	$57,179	$52,300
Supplemental disclosures of cash flow information:
Interest paid	7,219	5,379	1,290
Income taxes paid	16,634	28,637	11,433